Exhibit 99.1

TEMPUR SEALY INTERNATIONAL, INC.

2013 EQUITY INCENTIVE PLAN

Matching Performance Restricted Stock Unit Award Agreement

(                                         )

This Matching Performance Restricted Stock Unit Award Agreement (this “Agreement”), dated as of                 , 2016, is between Tempur Sealy International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below, residing at the address there set out (the “Recipient”).

1. Award of Performance Restricted Stock Units. Pursuant and subject to the Company’s 2013 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants the Recipient an award (the “Award”) for performance restricted stock units (“Performance Restricted Stock Units”), each representing the right to a share of the common stock, par value $0.01 per share, of the Company (the “Stock”) on and subject to the terms and conditions of this Agreement. This Award is granted as of                 , 2016 (the “Grant Date”) and is intended to qualify as a Qualified Performance-Based Award.

[This Agreement is entered into in connection with the purchase by the Recipient of          shares of stock on                 , 2016 at an average price of $     (the “Purchased Shares”).]

2. Rights of Performance Restricted Stock Units. The Recipient will receive no dividend equivalent payments on the Performance Restricted Stock Units or with respect to the Stock. Unless and until the vesting conditions of the Award have been satisfied and the Recipient has received the shares of Stock in accordance with the terms and conditions described herein, the Recipient shall have none of the attributes of ownership with respect to such shares of Stock.

3. Vesting Period and Rights; Taxes; and Filings.

(a) Vesting Period and Rights. The Award will vest in five equal installments on the first five anniversaries of the Grant Date (each “Vesting Date”), unless the Award terminates or vests earlier in accordance with paragraph (c) or paragraph (d) below or Section 4 or 5 hereof. Subject to the provisions of Sections 4 and 5 below, any vesting is subject to the Recipient continuing to be employed by the Company or an Affiliate of the Company on the applicable Vesting Date. Any Performance Restricted Stock Units that have been vested as described above are referred to herein as “Vested PRSUs”.

(b) Taxes. The Recipient is required to provide sufficient funds to pay all withholding taxes. Pursuant to the Plan, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) attributable to the Award awarded under this Agreement, including without limitation, the award or lapsing of stock restrictions on the Award. The obligations of the Company under this Agreement shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient. However, in such cases Recipient may elect, subject to any reasonable administrative procedures for timely compliance established by the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold a portion of the shares of Stock to be issued under the Award to satisfy the Recipient’s tax obligations. The Recipient may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total withholding taxes arising upon the vesting of the Award. If the Recipient has not submitted an election on or before the thirtieth (30) day prior to a Vesting Date, Recipient shall be deemed to have elected to have shares withheld from the shares of Stock to be issued under the Award to satisfy the Recipient’s tax obligation. All elections shall be irrevocable, made in writing, signed by the Recipient, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

(c) Forfeitures on Sale of Purchased Shares. If, at any time prior to the fifth anniversary of the Grant Date, the Recipient directly or indirectly sells or otherwise transfers any interest in any of the Purchased Shares, other than Permitted Transfers, then all Performance Restricted Stock Units that have not become Vested PRSUs shall terminate immediately and be forfeited. As used herein, “Permitted Transfers” shall mean any bona fide transfer for estate planning purposes approved in advance by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

(d) Performance Condition for Vesting. Notwithstanding anything in this Agreement to the contrary, if the Company does not have positive Profits for 2016, then all Performance Restricted Stock Units (whether or not Vested PRSUs) shall terminate immediately and be forfeited. The calculation of Profits is described in Appendix B hereto.

(e) Filings. The Recipient is responsible for any filings required under Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

4. Termination of Employment. If the Recipient’s employment with the Company or an Affiliate of the Company terminates prior to the fifth anniversary of the Grant Date, including because the Recipient’s employer ceases to be an Affiliate, the right to the Performance Restricted Stock Units and the Stock shall be as follows:

(a) Death. If the Recipient dies, the Performance Restricted Stock Units granted hereunder will vest immediately and the person or persons to whom the Recipient’s rights shall pass by will or the laws of descent and distribution shall be entitled to receive all of the Stock with respect thereto, subject to meeting the performance test in Section 3(d).

(b) Long-Term Disability. If the Company or an Affiliate of the Company terminates the Recipient’s employment for long-term disability (within the meaning of Section 409A of the Code), the Performance Restricted Stock Units granted hereunder will vest immediately and Recipient shall be entitled to receive all of the Stock with respect thereto, subject to meeting the performance test in Section 3(d).

(c) By the Company For Cause or By the Recipient Without Good Reason. If the Recipient ceases to be an employee of the Company or an Affiliate of the Company due to the Recipient’s termination by the Company or such Affiliate For Cause or if the Recipient resigns or otherwise terminates his employment without Good Reason, including by any Retirement that is not an Approved Retirement or the Recipient’s voluntary departure, the Recipient’s right to such Performance Restricted Stock Units and the Stock granted hereunder shall be forfeited, no Stock shall be issued and the Performance Restricted Stock Units shall be cancelled. The terms “For Cause”, “Good Reason”, “Retirement” and “Approved Retirement” are defined below.

(d) By the Company Other Than For Cause or By the Recipient for Good Reason. If the Recipient ceases to be an employee of the Company or an Affiliate of the Company due to the Recipient’s termination by the Company or such Affiliate other than For Cause, by his resignation for Good Reason, or due to Recipient’s employer ceasing to be an Affiliate (in the absence of a Change of Control), then the Recipient’s right to such Performance Restricted Stock Units and the Stock granted hereunder shall be forfeited, no Stock shall be issued and the Performance Restricted Stock Units shall be cancelled.

(e) Approved Retirement. In the event of the Recipient’s Retirement, the Committee may consent to the continued vesting of a pro-rata portion of the Performance Restricted Stock Units on the remaining Vesting Dates (an “Approved Retirement”) and the balance shall be cancelled and no Stock issued therefor. For this purpose, “pro-rata portion” means (i) the number of Performance Restricted Stock Units granted multiplied by the actual number of full calendar months that elapsed from the Grant Date to the date of such Approved Retirement and then divided by 60 less (ii) the number of Performance Restricted Stock Units already vested. Notwithstanding the foregoing, no Stock shall be issued and all of Recipient’s rights to the Performance Restricted Stock Units and Stock hereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from the Recipient in the form customarily used by the Company in connection with the departures of senior executives (“Release and Waiver”) (and said Release and Waiver shall have become irrevocable in accordance with its terms) prior to the next applicable Vesting Date (or if earlier, the deadline established in the form of release delivered by the Company to Recipient for execution) and (ii) the Recipient shall have complied with the covenants set forth in Section 10 of this Agreement. If the Committee shall for any reason decline to consent to continued vesting on the Recipient’s Retirement, then the provisions of subsection (c) above shall instead apply.

(f) Definitions. As used in this Agreement:

(i) “Change of Control” shall have the meaning set forth in the Plan, provided, that no event or transaction shall constitute a Change of Control for purposes of this Agreement unless it also qualifies as a change of control for purposes of Section 409A of the Code;

(ii) “Employee”, “employment”, “termination of employment” and “cease to be employed,” and other words or phrases of similar import, shall mean the continued provision of substantial services to the Company or any of its Affiliates (or the cessation or termination of such services) whether as an employee, consultant or director;

(iii) “Employment Agreement” means the [Employment Agreement] dated as of                     , between Recipient and the Company1;

(iv) “For Cause” shall have the meaning assigned to such term in the Employment Agreement;

(v) “Good Reason” shall have the meaning assigned to such term in the Employment Agreement; and

(vi) “Retirement” shall have the meaning assigned to such term in the applicable retirement policy of the Company or its Affiliates as in effect at such time.

(g) Payment. In all cases, payment (i.e., issuance of the Stock) with respect to any Vested PRSUs shall be made promptly and, in any event, within twenty (20) days following the later of (x) the applicable Vesting Date or the date of any accelerated vesting as described in Section 4(a) or Section 4(b) above and (y) the determination of whether the performance goal in Section 3(d) has been met. For this purpose, Performance Restricted Stock Units continuing to vest on account of an Approved Retirement, shall continue to vest as provided above only if the Company has received the required Release and Waiver, but delivery of the Stock on or after the next applicable Vesting Date pursuant to this paragraph (g) shall not obviate the need to comply with the covenants contained in Section 10 until the Covenant Termination Date in order to retain the Stock then delivered.

5. Change of Control Provisions. Pursuant to the Change of Control provisions of Section 9 of the Plan and notwithstanding anything herein to the contrary if a Change of Control occurs, this Agreement shall remain in full force and effect in accordance with its terms subject to the following. In the event of such Change of Control:

(a) if the Recipient’s employment is terminated by the Company or an Affiliate of the Company other than For Cause or if the Recipient resigns for Good Reason within twelve (12) months after the occurrence of a Change of Control, all of the Recipient’s Performance Restricted Stock Units shall immediately vest as of such date and Recipient shall be entitled to receive all of the Stock promptly and, in any event, within twenty (20) days after the date of such termination of employment; and

(b) if the Performance Restricted Stock Units are not assumed, converted or replaced by a successor organization following such Change of Control, all of the Recipient’s Performance Restricted Stock Units shall immediately vest as of such date and Recipient shall be entitled to receive all of the Stock promptly and, in any event, within twenty (20) days after the date of the Change of Control.

(c) The Company (or any successor organization) may require the Recipient to enter into a restricted stock unit award agreement that replaces this Agreement and reflects the terms described above.

[1]	Note: If any Recipient does not have an Employment Agreement with the appropriate definitions of “For Cause” and “Good Reason” then these terms (in the forms used in the recent LTIP grants) will be added.

6. Other Provisions.

(a) This Award of Performance Restricted Stock Units does not give the Recipient any right to continue to be employed by the Company or any of its Affiliates, or limit, in any way, the right of the Company or its Affiliates to terminate the Recipient’s employment, at any time, for any reason not specifically prohibited by law.

(b) The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer of any shares of Stock due to the Recipient upon the Vesting Date (or, if vesting of the Performance Restricted Stock Units is accelerated pursuant to Section 4 or 5, such earlier date) with respect to vested Performance Restricted Stock Units which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of common stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares. Acceptance of this Award constitutes the Recipient’s agreement that the shares of Stock subsequently acquired hereunder, if any, will not be sold or otherwise disposed of by the Recipient in violation of any applicable securities laws or regulations.

(c) The Award, the Performance Restricted Stock Units and entitlement to the Stock are subject to this Agreement and Recipient’s acceptance hereof shall constitute the Recipient’s agreement to any administrative regulations of the Committee of the Board. In the event of any inconsistency between this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.

(d) All decisions of the Committee upon any questions arising under the Plan or under these terms and conditions shall be conclusive and binding, including, without limitation, those decisions and determinations to adjust the Performance Restricted Stock Units made by the Committee pursuant to the authority granted under Section 8.4(d) of the Plan.

(e) Except as provided in Section 6.4 of the Plan, no right hereunder related to the Award or these Performance Restricted Stock Units and no rights hereunder to the underlying Stock shall be transferable (except by will or the laws of descent and distribution) until such time, if ever, that the Stock is earned and delivered.

7. Incorporation of Plan Terms. This Award is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 8 of the Plan, “Adjustment Provisions”, and the limitations on the Company’s obligation to deliver Stock upon vesting set forth in Section 10 of the Plan, “Settlement of Awards”. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.

8. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Recipient. This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.

9. Tax Consequences.

(a) The Company makes no representation or warranty as to the tax treatment of this Award, including upon the issuance of the Stock or upon the Recipient’s sale or other disposition of the Stock. The Recipient should rely on his own tax advisors for such advice. Notwithstanding the foregoing, the Recipient and the Company hereby acknowledge that both the Recipient and the Company may be subject to certain obligations for tax withholdings, social security taxes and other applicable taxes associated with the vesting of the Performance Restricted Stock Units or the Stock by the Recipient pursuant to this Agreement. The Recipient hereby affirmatively consents to the transfer between his or her employer and the Company of any and all personal information necessary for the Company and his employer to comply with its obligations.

(b) All amounts earned and paid pursuant to this Agreement are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code. This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent. However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A. The Recipient bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.

10. Certain Remedies.

(a) If at any time prior to the later of (y) the last day of the two (2) year period after termination of the Recipient’s employment with the Company and its Affiliates and (z) the last Vesting Date (the later of such days being the “Covenant Termination Date”), any of the following occur:

(i) the Recipient unreasonably refuses to comply with lawful requests for cooperation made by the Company, its board of directors, or its Affiliates;

(ii) the Recipient accepts employment or a consulting or advisory engagement with (A) any Competitive Enterprise (as defined in Section 10(c)) of the Company or its Affiliates, or (B) any Significant Retailer (as defined in Section 10(d)), or the Recipient otherwise engages in competition with the Company or its Affiliates;

(iii) the Recipient acts against the interests of the Company and its Affiliates, including recruiting or employing, or encouraging or assisting the Recipient’s new employer to recruit or employ an employee of the Company or any Affiliate without the Company’s written consent;

(iv) the Recipient fails to protect and safeguard while in his possession or control, or surrender to the Company upon termination of the Recipient’s employment with the Company or any Affiliate or such earlier time or times as the Company or its board of directors or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates and any copies, in whole or in part thereof, whether or not prepared by the Recipient;

(v) the Recipient solicits or encourages any person or enterprise with which the Recipient has had business-related contact, who has been a customer of the Company or any of its Affiliates, to terminate its relationship with any of them;

(vi) the Recipient takes any action or makes any statement, written or oral, that disparages the business, products, services or management of Company or its Affiliates, or any of their respective directors, officers, agents, or employees, or the Recipient takes any action that is intended to, or that does in fact, damage the business or reputation of the Company or its Affiliates, or the personal or business reputations of any of their respective directors, officers, agents, or employees, or that interferes with, impairs or disrupts the normal operations of the Company or its Affiliates; or

(vii) the Recipient breaches any confidentiality obligations the Recipient has to the Company or an Affiliate, the Recipient fails to comply with the policies and procedures of the Company or its Affiliates for protecting confidential information, the Recipient uses confidential information of the Company or its Affiliates for his own benefit or gain, or the Recipient discloses or otherwise misuses confidential information or materials of the Company or its Affiliates (except as required by applicable law); then

(1) this Award shall terminate and be cancelled effective as of the date on which the Recipient entered into such activity, unless terminated or cancelled sooner by operation of another term or condition of this Agreement or the Plan;

(2) any Stock acquired and held by the Recipient pursuant to the Award during the Applicable Period (as defined below) may be repurchased by the Company at a purchase price of $0.01 per share; and

(3) any after-tax proceeds realized by the Recipient from the sale of Stock acquired through the Award during the Applicable Period shall be paid by the Recipient to the Company.

(b) The term “Applicable Period” shall mean the period commencing on the later of the date of this Agreement or the date which is one (1) year prior to the Recipient’s termination of employment with the Company or any Affiliate and ending on the Covenant Termination Date.

(c) The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in, the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products. Competitive Enterprise shall include, but not be limited to, the entities set forth on Appendix A hereto, which may be amended by the Company from time to time upon notice to the Recipient. At any time the Recipient may request in writing that the Company make a determination whether a particular enterprise is a Competitive Enterprise. Such determination will be made within fourteen (14) days after the receipt of sufficient information from the Recipient about the enterprise, and the determination will be valid for a period of ninety (90) days from the date of determination.

(d) The term “Significant Retailer” means those retailers identified in Appendix A hereto under the heading “RETAILERS.” The Recipient acknowledges that the Significant Retailers may now or in the future compete directly or indirectly with the Company, and that, whether or not a Significant Retailer competes directly with the Company, the Recipient because of his knowledge of the industry and his knowledge of confidential information about the Company’s commercial relationships with many large retailers, including one or more of the Significant Retailers, could damage the Company’s competitive position and business if he worked with a Significant Retailer in any of the capacities described above.

11. Right of Set Off. By executing this Agreement, the Recipient consents to a deduction from any amounts the Company or any Affiliate owes the Recipient from time to time, to the extent of the amounts the Recipient owes the Company under Section 10 above, provided that this set-off right may not be applied against wages, salary or other amounts payable to the Recipient to the extent that the exercise of such set-off right would violate any applicable law. If the Company does not recover by means of set-off the full amount the Recipient owes the Company, calculated as set forth above, the Recipient agrees to pay immediately the unpaid balance to the Company upon the Company’s demand.

12. Nature of Remedies.

(a) The remedies set forth in Sections 10 and 11 above are in addition to any remedies available to the Company and its Affiliates in any non-competition, employment, confidentiality or other agreement, and all such rights are cumulative. The exercise of any rights hereunder or under any such other agreement shall not constitute an election of remedies.

(b) The Company shall be entitled to place a legend on any certificate evidencing any Stock acquired upon vesting of this Award referring to the repurchase right set forth in Section 10(a) above. The Company shall also be entitled to issue stop transfer instructions to the Company’s stock transfer agent in the event the Company believes that any event referred to in Section 10(a) has occurred or is reasonably likely to occur.

13. Clawback Policy. The Recipient acknowledges receipt of a copy of the Company’s Clawback Policy, and acknowledges and agrees that the shares of Stock issuable under this Agreement shall be subject to the Clawback Policy or any amended version thereof, and any other clawback policy approved by the Company’s Board of Directors.

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In Witness Whereof, the parties have executed this Matching Performance Restricted Stock Unit Award Agreement as a sealed instrument as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.

By:
Name:
Title:

RECIPIENT

Recipient signature

Name of Recipient

[Signature Page to Matching Performance Restricted Stock Unit Award Agreement]

Appendix A

Competitive Enterprises of the Company and its Affiliates

Ace

AH Beard

Auping

Ashley Sleep

Boyd

Carpe Diem

Carpenter

Carolina Mattress

Casper

Cauval Group

Chaide & Chaide

Classic Sleep Products

Comforpedic

Comfort Solutions

COFEL group

De Rucci

Diamona

Doremo Octaspring

Dorelan

Dunlopillo

Duxiana

Eastborne

Eminflex

Englander

Flex Group of Companies

Foamex

France Bed

Future Foam

Harrisons

Hastens

Hilding Anders Group

Hypnos

IBC

KayMed

King Koil

Kingsdown

Lady Americana

Land and Sky

Leggett & Platt

Lo Monaco

Luna

Magniflex

Metzler

Myers

Optimo

Ortobom

Natura

Natures Rest

Park Place

Permaflex

Pikolin Group

Recticel Group

Relyon

Restonic

Reverie

Rosen

Rowe

Saatva

Sapsa Bedding

Select Comfort

Serta and any direct or indirect parent company

Silentnight

Simmons Company/Beautyrest and any direct or

indirect parent company

Sleepmaker

Spring Air

Sterling

Stobel

Swiss Comfort

Swiss Sense

Therapedic

Tufts and Needles

RETAILERS

Ashley

Innovative Mattress Solutions

Mattress Firm

Sleepy’s

Wayfair

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Appendix B

PERFORMANCE METRICS FOR THE AWARD

DETERMINATION OF FINAL AWARD

(a) Target Based on Profits. 100% of the Performance Restricted Stock Units will be forfeited if the Company does not achieve positive Profits (i.e. greater than zero) for the year ended December 31, 2016. Any Performance Restricted Stock Units not forfeited will remain subject to the vesting provisions of Section 3 and the provisions of Section 4 of the Agreement.

(b) Definitions and Method of Calculating Performance Metrics. Whether the Performance Metric has been met shall be determined pursuant to the following provisions and rules:

As used in this Appendix B:

Profits: means, for 2016, the Company’s consolidated income before income taxes for 2016, determined in accordance with generally accepted accounting principles and derived from the Company’s audited consolidated financial statements for 2016 as included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission, in each case subject to adjustment as set forth in this paragraph (b).

Mandatory Adjustments: The Compensation Committee shall be required to make adjustments to the targets set forth in paragraph (a) above to exclude the effects of acquisitions or divestitures of businesses, or asset acquisitions or dispositions outside the ordinary course of business (including costs to restructure or integrate the newly acquired business or assets); labor union actions; effects of changes in tax laws; effects of changes in accounting principles; costs associated with the financing, refinancing or prepayment of debt, or recapitalization or similar event affecting the capital structure of the Company; or a merger, consolidation, acquisition of property or shares, separation, spin off, reorganization, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries.